Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of EcoSystem Corporation (the “Company”), certifies that:

1.           The Quarterly Report on Form 10-Q/A (Amendment No. 1) of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78mor 78o(d)); and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and resultsof operations of the Company.

/S/ KEVIN KREISLER KEVIN KREISLER Chief Executive Officer
Dated:	July 8, 2010

/S/ JACQUELINE FLYNN JACQUELINE FLYNN Chief Financial Officer
Dated:	July 8, 2010

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.